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                                                                               Exhibit 21



                          THE WASHINGTON CORPORATION--SUBSIDIARIES
                                 As of December 31, 1998



                                                   State of
                                                   Formation or                 Date of
         Subsidiary                                Incorporation                Formation
         ----------                                -------------                ---------


Arlington Square Limited Partnership                 Maryland                   09/17/85

Four Year Trail Limited Partnership                  Virginia                   09/16/87

Nanjemoy Associates Limited Partnership              Maryland                   01/11/88

TWC Development Corporation                          Maryland                   04/08/85

TWC Real Estate, Inc.                                Virginia                   04/15/85

Arlington Square, Inc.                               Virginia                   02/28/91

Four Year Trail, Inc.                                Virginia                   02/28/91

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